Exhibit 99.2

Consent of Independent Accountants

We hereby consent to the incorporation by reference in this Registration Statement (No. 333-116510) on Form S-3/A of Calpine Corporation of our report dated March 11, 2004 except for Note 9, as to which the date is August 20, 2004, relating to the financial statements of Acadia Power Partners LLC, appearing as Exhibit 99.1 in Calpine Corporation’s Annual Report on Form 10-K/A for the year ended December 31, 2003.

/s/ PricewaterhouseCoopers LLP

Houston, TX
September 22, 2004